UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2022

Vertex Pharmaceuticals Incorporated
(Exact name of registrant as specified in its charter)

Massachusetts	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
50 Northern Avenue
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)

(617) 341-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	VRTX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On July 9, 2022, Vertex Pharmaceuticals Incorporated (“Vertex”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ViaCyte, Inc. (“ViaCyte”), Vanilla Merger Sub, Inc., a wholly-owned subsidiary of Vertex (“Merger Sub”), and Shareholder Representative Services LLC, solely in its capacity as equityholders’ representative thereunder. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into ViaCyte (the “Merger”), with ViaCyte surviving the Merger as a wholly-owned subsidiary of Vertex. ViaCyte is a privately held biotechnology company focused on delivering novel stem cell-derived cell replacement therapies as a functional cure for type 1 diabetes (T1D).
Under the terms of the Merger Agreement, Vertex has agreed to a payment of approximately $320 million in cash upon consummation of the Merger. A portion of this consideration will be escrowed to satisfy customary post-closing indemnification obligations of ViaCyte equityholders.
The Merger Agreement and the Merger have been approved by the board of directors of ViaCyte. The completion of the Merger is subject to certain customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the absence of any material adverse effect with respect to ViaCyte. Vertex intends to fund the acquisition using cash on hand or other sources of immediately available funds.
Following the execution of the Merger Agreement, stockholders of ViaCyte sufficient to approve the Merger delivered irrevocable written consents approving and authorizing the Merger and adopting the Merger Agreement.
On July 11, 2022, Vertex issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements.
This report contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, information regarding how Vertex plans to fund the acquisition. While Vertex believes the forward-looking statements contained in this report are accurate, these forward-looking statements represent the company’s beliefs only as of the date of this report, and there are a number of risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by such forward-looking statements. Those risks and uncertainties include, among other things, that the transaction is subject to certain conditions, including the expiration of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act, that Vertex may not realize the potential benefits of the transaction, that data from a limited number of patients may not be indicative of final clinical trial results, and that data from the company’s development programs, including the T1D programs, may not support registration or further development of its potential medicines in a timely manner, or at all, due to safety, efficacy, or other reasons, and other risks listed under the heading “Risk Factors” in Vertex’s annual report filed with the Securities and Exchange Commission and available through the company’s website at www.vrtx.com and on the SEC’s website at www.sec.gov. You should not place undue reliance on these statements. Vertex disclaims any obligation to update the information contained in this report as new information becomes available.

Item 9.01 Financial Statements and Exhibits.
    (d) Exhibits

Exhibit	Description of Document

99.1	Press Release issued by Vertex, dated July 11, 2022.
104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: July 11, 2022	/s/ Joy Liu
Joy Liu
Senior Vice President and General Counsel